Exhibit 99.1

WillScot and Mobile Mini to Combine, Creating a North American Leader in Modular Space and Portable Storage Solutions

Creates an industry leading specialty leasing platform with a highly predictable modular space and portable storage leasing portfolio, complementary capabilities, and a strengthened customer value proposition

Combined 2019 revenue of ~$1.7 billion and Adj. EBITDA1 of ~$650 million, including an estimated $50 million of cost synergies

Expects greater than $290 million of annual free cash flow2 generation in 2020, strengthening liquidity and creating capital allocation flexibility1

Expects to realize $50 million in annualized cost synergies with ~80% captured in run-rate by year two post-close

Transaction expected to be highly accretive – with greater than 10% free cash flow1 per share accretion for both sets of shareholders

Compelling unit economics with diversified and predictable lease revenues – significant incremental revenue opportunity attributable to complementary customer offerings

BALTIMORE & PHOENIX (March 2, 2020) – WillScot Corporation (NASDAQ: WSC) (“WillScot”) and Mobile Mini, Inc. (NASDAQ: MINI) today announced the companies have entered into a definitive merger agreement under which WillScot, a leading specialty rental services provider of innovative modular space and portable storage solutions across North America, will combine with Mobile Mini, a leading provider of portable storage solutions serving customers in the U.S., U.K., and Canada. Mobile Mini stockholders will receive 2.4050 shares of WillScot common stock for each share of Mobile Mini common stock in an all-stock merger of equals transaction.

The implied total enterprise value of the combined company is approximately $6.6 billion. Upon completion of the transaction, current WillScot and Mobile Mini stockholders will own 54% and 46% of the combined company, respectively. The transaction is expected to close in the third quarter of 2020.

This combination brings together WillScot’s leading modular space capabilities with Mobile Mini’s leading portable storage solutions. The combined company will benefit from complementary capabilities, a diverse customer base, a broad geographic footprint, increased scale, and multiple levers for growth driven by enhanced product and service offerings as well as significant cost savings.

Brad Soultz, President and Chief Executive Officer of WillScot, commented, “today’s announcement represents a milestone event for both WillScot and Mobile Mini. The combination of our two great companies creates a leading provider of modular space and portable storage solutions, with a broadened footprint and expanded fleet ideally positioned to benefit from the cross-selling of WillScot’s Ready to Work solutions and Mobile Mini’s managed services offerings. The combined company will benefit from diversified and predictable lease revenue streams, as well as a strong balance sheet and robust free cash flow profile, facilitating further growth and enhancing our ability to generate superior returns for our stockholders. I am very excited to combine with Mobile Mini and could not be prouder of the WillScot team that made it possible.”

Kelly Williams, President and Chief Executive Officer of Mobile Mini, said, “We are pleased to join forces with WillScot to offer customers the largest portfolio of modular space and portable storage solutions in North America. We look forward to working with the WillScot team to successfully integrate our great businesses and deliver strong, predicable growth and profitability to stockholders over the long term, all while maintaining our commitment to our culture and focus on customer service.”

Compelling Strategic Rationale

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Combines two iconic industry leaders – a leading provider of modular space solutions and a leading provider of portable storage solutions – with best-in class teams and proven track records of delivering profitable growth and stockholder value.

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Creates industry-leading specialty leasing platform with enhanced ability to serve customers through a combination of distinct but complementary portfolios with leading brands and broad geographic footprint.

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$50 million of anticipated annual cost synergies for this transaction with significant upside for incremental revenue synergies supported by cross-customer pull through, expansion of WillScot’s value adding products and services offering across Mobile Mini’s steel ground level offices, and expansion of Mobile Mini’s managed services offering across WillScot’s customer base.

•	Strengthens combined customer valuation proposition across diverse end markets via pull through from modular to storage and vice versa.

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Significant capital allocation flexibility underpinned by an expected combined free cash flow[2] of greater than $290 million and supported by a $2.9 billion NBV fleet generating predictable and strong recurring revenue with >30 months average lease duration and >20 years average useful asset life.

•	Builds on WillScot’s track record of successfully integrating the ModSpace, Tyson and Acton acquisitions, while driving over $70 million of annual cost synergies.

Organizational Structure

Following the close of the transaction, Brad Soultz, WillScot’s Chief Executive Officer, will serve as Chief Executive Officer of the combined company, Kelly Williams, Mobile Mini’s President and Chief Executive Officer, will serve as President and Chief Operating Officer of the combined company, Tim Boswell, WillScot’s Chief Financial Officer, will serve as Chief Financial Officer of the combined company and Chris Miner, Mobile Mini’s General Counsel, will serve as General Counsel of the combined company.

The combined company’s board of directors will consist of 11 directors, 6 of which are members from the WillScot Board of Directors and 5 of which are members from the Mobile Mini Board of Directors. Erik Olsson, the Non-Executive Chairman of the Board of Directors of Mobile Mini, will serve as Non-Executive Chairman of, and Gerry Holthaus, Non-Executive Chairman of the Board of Directors at WillScot, will serve as Lead Independent Director of, the board of directors of the combined company.

Combination Overview and Financial Rationale

Mobile Mini stockholders will receive 2.405 shares of WillScot common stock for each share of Mobile Mini common stock held and, based on the closing price of WillScot’s Class A common stock on February 28, 2020, the consideration implies a premium of 8% to the closing price of Mobile Mini common stock on the same day. As part of the transaction, TDR Capital will exchange all of its shares of Williams Scotsman Holdings Corp. into approximately 10.6 million shares of WillScot Class A common stock pursuant to the Exchange Agreement dated November 29, 2017 among WillScot, Williams Scotsman Holdings Corp. and affiliates of TDR Capital, and all shares of WillScot’s Class B Common Stock will be cancelled for no consideration. Upon the effective time of the merger, the combined company will have a single class of common stock.

This combination is expected to result in an estimated enterprise value for the combined company at announcement of $6.6 billion, $1.7 billion in combined 2019 revenue and ~$650 million in combined 2019 Adjusted EBITDA1, including an estimated $50 million of cost synergies from this transaction. With over $290 million of annual free cash flow generation and net leverage of 3.8x3 Adjusted EBITDA1 at close, this transaction demonstrates the combined company’s financial strength, significant liquidity, and cash flow generation to provide for ongoing growth and stockholder value creation.

Additionally, the management teams anticipate $50 million in annualized gross pre-tax cost synergies, approximately 80% of which are expected to be realized in the combined company’s run-rate within two years of closing. The cost of achieving the synergies is expected to be approximately 150% of the total cost synergies. Significant opportunities for long-term revenue synergy generation are also anticipated, supported by a broad expansion of service offerings. The transaction is expected to be highly accretive with greater than 10% free cash flow per share accretion by end of 2021.

The transaction has been approved by the Boards of Directors of WillScot and Mobile Mini. The transaction is subject to customary closing conditions, including receipt of customary antitrust approval and approval by the stockholders of each company, and is expected to close in third quarter of 2020. Additionally, the transaction also has the support of TDR Capital, which has entered into a customary voting agreement in support of the transaction. TDR Capital will be subject to a contractual lock-up for six months following closing. In the first year following the lock-up, TDR Capital will be prohibited from selling more than 50% of its shares of the combined company.

Morgan Stanley & Co. LLC served as the lead financial advisor to WillScot, Rothschild & Co. served as the financing advisor to WillScot, and Stifel, Nicolaus & Co., Inc. served as the financial advisors to the special committee of WillScot’s Board of Directors. BofA Securities Inc., Deutsche Bank Securities Inc., and J.P. Morgan Securities LLC served as additional financial advisors to WillScot. Allen & Overy LLP acted as external legal counsel to WillScot. Barclays Capital Inc. and Goldman Sachs & Co. LLC served as the financial advisors to Mobile Mini, and Davis Polk & Wardwell LLP acted as external legal counsel to Mobile Mini.

1 - Adjusted EBITDA of $357 million for the 12 months ended December 31, 2019 at WillScot is defined as net income (loss) before income tax expense, net interest expense, depreciation and amortization adjusted for non-cash items considered non-core to business operations including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans, and other discrete expenses. Adjusted EBITDA of $243 million for the 12 months ended December 31, 2019 at Mobile Mini is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write off of deferred financing costs, further adjusted to exclude certain non-cash expenses, including share based compensation, as well as transactions that management believes are not indicative of their business.

2 - Combined 2020E standalone Free Cash Flow, where Free Cash Flow is defined as Cash Flow from Operations – Net Capex. Net Capex is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment, less proceeds from sale of rental equipment and proceeds from the sale of property, plant and equipment, which are all included in cash flows from investing activities.

3 - Including $50M of anticipated run-rate cost synergies for this transaction and estimated 2020 WillScot remaining cost synergies (net of inflation) of $29M from prior acquisitions (ModSpace, Acton and Tyson).

Conference Call Information

The companies will host a joint conference call and webcast today at 8:00 a.m. EST to discuss this announcement and WillScot’s fourth quarter and full year 2019 financial results. Participants on the call will include Brad Soultz and Tim Boswell, President and Chief Executive Officer and Chief Financial Officer respectively, of WillScot, and Kelly Williams, President and Chief Executive Officer of Mobile Mini.

The live call can be accessed by dialing (855) 312-9420 (U.S./Canada toll-free) or (210) 874-7774 (International) and asking to be connected to the WillScot - Mobile Mini call. A live webcast will also be accessible via the “Events & Presentations” section of the Company’s Investor Relations website https://investors.willscot.com. Choose “Events” and select the information pertaining to the Mobile Mini Merger Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available after the call on the Company’s Investor Relations website.

About WillScot Corporation

Headquartered in Baltimore, Maryland, WillScot is the public holding company for the WillScot family of companies. WillScot trades on Nasdaq under the ticker symbol “WSC,” and is a specialty rental services market leader providing innovative modular space and portable storage solutions across North America. WillScot is the modular space supplier of choice for the construction, education, health care, government, retail, commercial, transportation, security and energy sectors. With over half a century of innovative history, organic growth and strategic acquisitions, WillScot serves a broad customer base from over 120 locations throughout the US, Canada and Mexico, with a fleet of approximately 150,000 modular space and portable storage units.

About Mobile Mini

Mobile Mini, Inc. is a leading provider of portable storage solutions through its total rental fleet of approximately 200,200 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,700 units. Mobile Mini’s network is comprised of 156 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “projects,” “plans,” “intends,” “may,” “will,” “should,” “could,” “shall,” “continue,” “outlook” and variations of these words and similar expressions (or the negative thereof) identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements relate to the proposed business combination (the “Proposed Transaction”) involving WillScot and Mobile Mini, including: expected scale; operating efficiency; stockholder, employee and customer benefits; key assumptions; timing of closing; the amount and timing of revenue and expense synergies; future financial benefits and operating results; and integration spend, which reflects management’s beliefs, expectations and objectives as of the date hereof. Achievement of the expressed beliefs, expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from those beliefs, expectations or objectives. These forward-looking statements are only estimates, assumptions and projections, and involve known and unknown risks and uncertainties, many of which are beyond the control of WillScot and Mobile Mini.

Important Proposed Transaction-related factors that may cause such differences include, but are not limited to: the risk that expected revenue, expense and other synergies from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the parties are unable to successfully implement their integration strategies; the inherent uncertainty associated with financial or other projections; failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all, including stockholder and regulatory approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and disruptions to the parties’ businesses and financial condition as a result of the announcement and pendency of the Proposed Transaction. Other important factors include: the parties’ ability to manage growth and execute their business plan; their estimates of the size of the markets for their products; the rate and degree of market acceptance of their products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting their profitability (including cost increases resulting from tariffs); general economic and market conditions impacting demand for their products and services; the value of WillScot shares to be issued in the Proposed Transaction; the parties’ capital structure, levels of indebtedness and availability of credit; expected financing transactions undertaken in connection with the Proposed Transaction; third party contracts containing consent and/or other provisions that may be triggered by the Proposed Transaction; the ability to retain and hire key personnel and uncertainties arising from leadership changes; the response of business partners as a result of the announcement and pendency of the Proposed Transaction; the diversion of management attention from business operations to the Proposed Transaction; the ability to implement and maintain an effective system of internal controls; potential litigation and regulatory matters involving the combined company; implementation of tax reform; the intended qualification of the Proposed Transaction as a tax-free reorganization; the changes in political conditions in the U.S. and other countries in which the parties operate, including U.S. trade policies or the U.K.’s withdrawal from the European Union; and such other risks and uncertainties described in the periodic reports WillScot and Mobile Mini file with the SEC from time to time including WillScot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 15, 2019, WillScot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which will be filed with the SEC today and Mobile Mini’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 3, 2020, each of which are or will be available through the SEC’s EDGAR system at www.sec.gov.

Investors are cautioned not to place undue reliance on these forward-looking statements as the information in this press release speaks only as of March 2, 2020 or such earlier date as specified herein. WillScot and Mobile Mini disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. All subsequent written and oral forward-looking statements attributable to WillScot, Mobile Mini or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

This press release is for informational purposes only and does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This press release relates to the Proposed Transaction. In connection with the Proposed Transaction, WillScot will file a registration statement on Form S-4, which will include a document that serves as a prospectus of WillScot and a joint proxy statement of WillScot and Mobile Mini (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the U.S. Securities and

Exchange Commission (the “SEC”). No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to WillScot’s stockholders and Mobile Mini’s stockholders. Investors and security holders will be able to obtain these documents (if and when available) free of charge from the SEC’s website at www.sec.gov. The documents filed by WillScot with the SEC may also be obtained free of charge from WillScot by requesting them by mail at WillScot Corporation, 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231. The documents filed by Mobile Mini may also be obtained free of charge from Mobile Mini by requesting them by mail at Mobile Mini, Inc., 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008.

Participants in the Solicitation

WillScot, Mobile Mini, their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about WillScot’s directors and executive officers is available in WillScot’s proxy statement, dated April 30, 2019 for the 2019 Annual Meeting of Stockholders, WillScot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 15, 2019 and WillScot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which will be filed with the SEC today. Information about Mobile Mini’s directors and executive officers is available in Mobile Mini’s proxy statement, dated March 12, 2019 for its 2019 Annual Meeting of Stockholders and Mobile Mini’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 3, 2020. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC, WillScot or Mobile Mini as indicated above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Additional Information and Where to Find It

Additional information about the transaction can be found on the WillScot investor relations website at https://investors.willscot.com.

Contact Information

WillScot:

Investor Inquiries:

Mark Barbalato

investors@willscot.com

Media Inquiries:

Scott Junk

scott.junk@willscot.com

Mobile Mini:

Emily Tadano

etadano@mobilemini.com